Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”), is made as of this 24th day of October, 2007, by LAMMOT J. DU PONT and HOSSEIN FATEH (“Indemnitors”) for the benefit of DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation (the “Company”), and DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership (the “OP” and, together with the Company, the “Indemnitees”).

W  I T N E S S E T H:

WHEREAS, Porpoise Ventures LLC, a Delaware limited liability company (“Porpoise Ventures”) owns certain real property located in 8217 Linton Hall Road, Gainesville, Virginia improved with a data center facility known as VA4 (“VA4”);

WHEREAS, Safari Ventures LLC, a Delaware limited liability company (“Safari Ventures”) is the sole member of Porpoise Ventures;

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of August 9, 2007 between Safari Ventures and the Indemnitees, Safari Ventures is to be merged with and into the OP with the OP surviving (the “Merger”);

WHEREAS, Indemnitors are principal owners of and control Safari Ventures;

WHEREAS, on October 19, 2007, Porpoise Ventures received a notice of violation from the Virginia Department of Environmental Quality (“VDEQ”) asserting that Porpoise Ventures may be in violation of the State Air Pollution Control Law, the Sate Air Pollution Control Board’s Regulations for the Control and Abatement of Air Pollution and the source’s Virginia Stationary Source Permit dated October 24, 2003, and as modified on June 19, 2007 (the “VDEQ violation Notice”).

WHEREAS, to induce Indemnitees to proceed with the aforementioned Merger, Indemnitors have agreed to provide this Agreement for Indemnitees’ benefit.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitees, by their acceptance of delivery hereof, and Indemnitors hereby agree as follows:

1.        Indemnification Agreement. Indemnitors each, jointly and severally, covenant and agree to indemnify and hold harmless the Indemnitees against and from any and all direct or indirect claims, liabilities, damages and penalties, including without limitation costs resulting from changes to third party contracts, which may at any time arise, be imposed upon, incurred by or asserted against the Indemnitees during the Term (as defined below) as a result of the alleged violations cited in the VDEQ Violation Letter, together with reasonable attorneys’ fees and disbursements incurred by Indemnitees (the “Indemnified Costs”). As partial collateral for

Indemnitors’ undertaking of the obligations under the Agreement, Indemnitors have set aside certain funds accruing for the account of Safari Ventures prior to the Merger.

2.        Counterparts. This Agreement may be executed in one of more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed by one instrument so that the joint and several liability of each of the undersigned hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of the said counterparts.

3.        Notices. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

Indemnitees:	DuPont Fabros Technology, Inc. DuPont Fabros Technology, L.P. 1212 New York Avenue, N.W., Suite 900 Washington, D.C. 20005 Attention: Chief Financial Officer

Indemnitors:	Lammot J. du Pont Hossein Fateh 1212 New York Avenue, N.W., Suite 900 Washington, D.C. 20005

4.        Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

5.        Effect. Except as herein provided, this Agreement shall be binding upon each of the Indemnitors and their respective successors, successors-in-title and assigns, and shall inure to the benefit of the Indemnitees, and their respective successors and assigns. The “Term” of this Agreement shall expire upon the first to occur of (i) the date on which all alleged violations described in the VDEQ Violation Notice have been completely resolved and settled and all Indemnified Costs have been paid by Indemnitors pursuant to the terms hereof and (ii) October 24, 2010.

6.         GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Indemnitors have caused this Agreement to be executed under seal as of the day and year first written above.

INDEMNITORS:

/s/ Lammot J. du Pont
Lammot J. du Pont

/s/ Hossein Fateh
Hossein Fateh

4